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                            SCHEDULE 14A INFORMATION

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                               UTILICORP UNITED INC
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  This material is being filed pursuant to Rule 14a-6 and is being provided to employees of UtiliCorp beginning May 8, 1996.



Dear Gov. Carnahan:

As a UtiliCorp employee, I am writing you to support the merger of our company with Kansas City Power and Light. The combined company will offer important benefits for the Kansas City area and for Missouri. It will mean new opportunities for employees as part of a strong, locally-based, growth-oriented company. For customers, it means lower utility rates, more options, and continued local control over energy decisions. For shareholders, (over 85% of all employees own stock in the company), I appreciate the value and growth potential of this well-planned merger. And as a member of the Kansas City community, I recognize the contribution that both companies have made and together will make to the health and well being of the community.

Strong companies are born from a partnership of equals working together for the benefit of all constituencies. The merger deserved your support.

Sincerely,